UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2008

GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 13, 2008, Global Cash Access, Inc. (“GCA”), a Delaware corporation and wholly-owned subsidiary of Global Cash Access Holdings, Inc., entered into an Agreement and Plan of Merger (the “Agreement”) with Cash Systems, Inc., a Delaware corporation (“CSI”) and Card Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of GCA (“Merger Sub”).

The Agreement provides the terms and conditions pursuant to which Merger Sub will be merged with and into CSI (the “Merger”). CSI will be the surviving corporation in the Merger (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), all property, rights, privileges and powers, and all debts, liabilities and duties, of Merger Sub and CSI will vest in the Surviving Corporation, and the Surviving Corporation will be a wholly-owned subsidiary of GCA.

At the Effective Time, (i) each share of CSI’s issued and outstanding common stock (other than shares held by CSI as treasury stock, shares owned by any direct or indirect wholly-owned subsidiary of CSI and Dissenting Shares (as defined in the Agreement)), will be canceled and converted into the right to receive cash in the amount of $0.50 (the “Per Share Common Stock Consideration”); (ii) each share of CSI’s capital stock held by CSI as treasury stock shall be canceled and extinguished without any rights to conversion thereof and no consideration shall be delivered in exchange therefore; (iii) each option to purchase shares of CSI’s common stock (each a “CSI Option”) will be canceled and will entitle the holder to receive an amount in cash equal to the number of shares subject to such CSI Option multiplied by the excess, if any, of the Per Share Common Stock Consideration over the exercise price applicable to such CSI Option (subject to appropriate tax withholdings); and (v) each share of Merger Sub’s issued and outstanding common stock will be converted into one share of Surviving Corporation’s common stock.

Further, immediately prior to the Effective Time, all of CSI’s outstanding Second Amended and Restated Senior Secured Convertible Note and all of CSI’s outstanding Second Amended and Restated Warrants to Purchase Common Stock will be redeemed for an aggregate redemption amount of $21,000,000 plus any excess working capital on the fifth business day prior to the Effective Time that is not otherwise used to finance transaction fees.

The Merger is conditioned upon, among other things, (A) CSI’s net working capital (computed according to the terms of the Agreement) on the fifth business day prior to the Effective Time being not materially less than CSI’s net working capital at March 31, 2008, and (B) the aggregate transaction fees to be paid by CSI in connection with the Merger being less than $2,500,000 plus the amount, if any, by which CSI’s net working capital on the fifth business day prior to the Effective Time exceeds its net working capital at March 31, 2008.

The Agreement contains customary representations and warranties of the parties, some of which are qualified by materiality standards. Certain representations and warranties of CSI have been further qualified by disclosures in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended, by disclosures in other documents filed or furnished by CSI with the Securities and Exchange Commission since April 1, 2008, or by disclosures in a separate disclosure schedule delivered to GCA. GCA’s and CSI’s representations and warranties were made as of the date of the Agreement and, except for certain representations and warranties made only as of the date of the Agreement, must remain accurate through the closing date of the transactions contemplated by the Agreement.

The Agreement also contains customary restrictions on the conduct of CSI’s business from the date of the Agreement to the earlier of the termination of the Agreement or the Effective Time.

The Agreement also contains customary and other agreements of the parties, which include: (i) CSI’s obligation to file a proxy statement with the SEC within ten (10) business days after the date of the Agreement; to solicit stockholder approval of the Agreement and the Merger; to call, give notice of, and hold a meeting of its stockholders to approve the Agreement and the Merger; to give GCA access to the property, books, contracts, personnel and records of CSI; and to give all notices and other information required to be given to all gaming regulatory authorities in connection with the Merger; and (ii) GCA’s obligation to provide certain employee benefits to the employees of CSI and its subsidiaries who continue employment with the Surviving Corporation or its subsidiaries; and to maintain certain officers’ and directors’ liability insurance for acts and omissions of CSI’s officers and directors occurring on or prior to the Effective Time.

The consummation of the Merger is subject to certain closing conditions related to, among other things, the accuracy of the parties’ representations and warranties, the performance of, and compliance with, all covenants in the Agreement, the execution and delivery of ancillary documents, and obtaining the approvals and consents required by the Agreement.

GCA and CSI may terminate the Agreement at any time prior to the Effective Time under various circumstances including by mutual written consent, if the Merger is not consummated on or before December 31, 2008, if the requisite CSI stockholder approval has not been obtained, upon the other party’s uncured breach of any representation, warranty or obligation under the Agreement, or if a government order prevents the consummation of the Merger.

The foregoing description is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
2.1	Agreement and Plan of Merger, dated as of June 13, 2008, by and among Global Cash Access, Inc., Cash Systems, Inc., and Card Acquisition Subsidiary, Inc.
99.1	Press Release announcing the execution of the Agreement and Plan of Merger, dated as of June 13, 2008, by and among Global Cash Access, Inc., Cash Systems, Inc. and Card Acquisition Subsidiary, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: June 19, 2008

By: /s/ Scott Betts

Scott Betts
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document
2.1	Agreement and Plan of Merger, dated as of June 13, 2008, by and among Global Cash Access, Inc., Cash Systems, Inc., and Card Acquisition Subsidiary, Inc.
99.1	Press Release announcing the execution of the Agreement and Plan of Merger, dated as of June 13, 2008, by and among Global Cash Access, Inc., Cash Systems, Inc. and Card Acquisition Subsidiary, Inc.